DARLING INTERNATIONAL INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
(As Amended and Restated October 3, 2007)

This Nominating and Corporate Governance Committee Charter (the “Charter”) sets forth the purpose and membership requirements of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) for Darling International Inc. (the “Company”) and establishes the authority and responsibilities delegated to the Committee by the Board.

1.	Purpose.

The purpose of the Committee is to:

(i)	Identify individuals qualified to serve as Directors and recommend to the Board such Director nominees;

(ii)	Recommend to the Board the number and nature of standing and special committees to be created by the Board;

(iii)	Recommend to the Board the members and chairperson for each Board committee;

(iv)	Develop, recommend, and annually review and assess the Company’s Corporate Governance Guidelines, the Company’s Code of Conduct, and other corporate governance matters; and

(v)	Conduct a performance evaluation of the Committee and make recommendations for changes or other actions to the Board.

2.	Membership.

The Committee will consist of at least three Directors.  Each member of the Committee must be independent and satisfy the independence requirements set forth in the applicable listing standards of the New York Stock Exchange (“NYSE”) or other exchange on which the Company’s securities are listed.

The Board will elect the members of the Committee at the Board Meeting that is held immediately after the Annual Meeting of the Stockholders of the Company (“Annual Board Meeting”).  Members shall continue to be members of the Committee until their successors as Committee members are elected and qualified or until their earlier death, incapacity, resignation or removal.  Any member may be removed by the Board, with or without cause, at any time.  The Chairman of the Committee shall be appointed from among the Committee members by, and serve at the pleasure of, the Board.

3.	Meetings and Procedures.

The Committee shall meet as often as is appropriate but not less than twice annually.  The schedule of regular meetings for the Committee for each year shall be established by the Committee.   The Chairperson of the Committee may call a special meeting at any time as he or she deems appropriate.

A quorum shall consist of a majority of the Committee’s members.  The act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee, except that nominations for Directors that are submitted to the Board shall be approved by the vote of two-thirds of the standing members of the Committee.

The Chairperson of the Committee shall preside at all Committee meetings.  If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.  The Chairperson of the Committee shall prepare an agenda for each meeting in consultation with Committee members and any appropriate member of the Company’s management or staff.  Appropriate members of the Company’s management or staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting.  Meetings of the Committee may be held telephonically.

The Committee shall have the authority to (i) delegate authority and responsibilities to sub-committees as it deems necessary and appropriate, provided that no sub-committees shall consist of less than two members; (ii) retain, at the Company’s expense, and determine the compensation and other retention terms of consultants or search firms it deems necessary to fulfill its responsibilities under this Charter; and (iii) obtain advice and assistance on any matter addressed in this Charter from internal or external legal, accounting, or other advisors, at the expense of the Company.

The Committee may invite to its meetings any director, management member or such other persons as it deems appropriate in order to carry out its responsibilities.  In the event that the Company elects to retain the services of a professional search firm to locate qualified director candidates, the Committee will have sole authority to retain and terminate any professional search firm used to identify director candidates, including sole authority to approve the search firm’s fees and other key retentions terms.

Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities; and a copy of such Minutes shall be retained with the minutes of the meetings of the Board, and a copy shall be provided to the members of the Board of Directors.

4.           Duties and Responsibilities.

    To fulfill its purposes, the Committee’s primary responsibilities are set forth below.  The Committee shall also carry out any other responsibilities assigned to it by the Board from time to time.

a.	With respect to membership of the Board of Directors, the Committee shall:

(i)
Annually reevaluate and recommend to the Board the standards and criteria for membership, and the process of selection, of new and continuing Directors for the Board.  This will involve determination and articulation of the portfolio of skills, experience, perspective and background required for the effective functioning of the Board.  The criteria will include, among other things, a prospective director’s character, integrity, business, professional and personal background, skills, current employment, service on other boards and ability to commit sufficient time and attention to the activities of the Board.  The Committee will consider these criteria, among others, in the context of an assessment of the perceived needs and appropriate balance of the Board as a whole.

(ii)	Actively seek, recruit, screen, and interview individuals qualified to become members of the Board.

(iii)
Communicate to shareholders of the Company a procedure allowing shareholders to suggest to the Committee possible nominees for the Board, and consider whether to recommend such nominees to the Board of Directors for election to the Board.

(iv)	Evaluate the qualifications and performance of incumbent Directors and determine whether to recommend them for reelection to the Board.

(v)
Recommend to the Board of Directors the nominees (whether new or continuing directors) for election to the Board, subject to any contractual or other commitments of the Company with respect to the election of directors.

(vi)	Recommend to the Board of Directors the nominees for each of the committees to the Board, including the chairperson of each such committee.

(vii)	Periodically review the size of the Board and recommend to the Board any appropriate changes.

(viii)
Evaluate annually the status of Board compensation in relation to comparable U.S. companies (in terms of size, business sector, etc.) and report its findings to the Board, along with its recommendation of general principles to be used in determining the form and amount of director compensation.  It is recognized that such principles will of necessity change from time to time and must be determined in the context of attracting the most qualified individuals to serve on the Board and of the size, complexity and business strategy of the Company at such time.

(ix)	Monitor the orientation and continuing education needs of Directors and recommend action to the Board, individual Directors and management where appropriate.

(x)	Determine the effect of a Director’s change in circumstances and, if appropriate, recommend to the Board whether to solicit or accept a tendered resignation from such Director.

(xi)	Recommend to the Board removal of a Director, if appropriate.

b.	With respect to Corporate Governance:

(i)	Develop, annually review and assess the adequacy of the Company’s Corporate Governance Guidelines and the Company’s Code of Conduct and recommend any changes to the Board.

(ii)	Periodically review corporate governance matters generally and recommend action to the Board where appropriate.

(iii)	Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

(iv)	Monitor the quality, sufficiency and currency of information furnished by management to the Directors in connection with Board and committee meetings and other activities of the Directors.

(v)	Review and address potential conflicts of interest of Directors and executive officers of the Company.

(vi)	Annually conduct a review and make a self-assessment of the Committee’s performance and report the results of such self-assessment to the Board.

(vii)	Develop criteria for and oversee the Board in its annual self-evaluation.

(viii)	Oversee the annual evaluation of management of the Company, including oversight of the evaluation of the Chief Executive Officer by the Compensation Committee.